PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-290581

NOCERA, INC.

45,000,000 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time by the selling stockholder named herein (the “Selling Stockholder”), of up to 45,000,000 shares of common stock, par value $0.001 per share (the “common stock”), of Nocera, Inc., a Nevada corporation (the “Company”), issuable upon conversion of up to 13,500 shares of the Company’s Series B Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), issued or to be issued to the Selling Stockholder in a private placement transaction pursuant to that certain Securities Purchase Agreement, dated as of August 29, 2025 (the “Purchase Agreement”). The shares of common stock issuable upon conversion of the Series B Preferred Stock are referred to in this prospectus as the “Conversion Shares.”

This prospectus also covers any additional shares of common stock that may become issuable upon conversion of the Series B Preferred Stock by reason of stock splits, stock dividends, or other events described in the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Certificate of Designation”). The actual number of Conversion Shares issuable by us pursuant to any conversions of the Series B Preferred Stock will vary depending on the then-current market price of our common stock and in accordance with the terms and conditions of the Certificate of Designation. For purposes of this prospectus, we have assumed the conversion price of the Series B Preferred Stock is $0.30 per share of common stock, which is the floor price in the Certificate of Designation.

The Selling Stockholder may sell the Conversion Shares in a number of different ways and at varying prices. The Selling Stockholder may sell any, all, or none of the securities offered by this prospectus, and we cannot predict when, or in what amounts, the Selling Stockholder may sell its Conversion Shares following the effective date of this registration statement. Additional information about how the Selling Stockholder may sell the Conversion Shares is set forth under the section titled “Plan of Distribution” on page 31.

We are registering the Conversion Shares on behalf of the Selling Stockholder to permit their resale from time to time. We will not receive any proceeds from the sale of the Conversion Shares by the Selling Stockholder. We will bear all expenses incurred in connection with the registration of the Conversion Shares, while the Selling Stockholder will be responsible for all discounts, commissions, and similar selling expenses, if any. See “Plan of Distribution” on page 31 for more information.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NCRA.” On December 17, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.93 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to take advantage of certain reduced public company reporting requirements available to emerging growth companies. This prospectus describes the general manner in which the Conversion Shares may be offered and sold. If required, the specific manner in which the Conversion Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2025.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time the Conversion Shares. You should rely only on the information contained in or incorporated by reference into this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “Nocera,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Nocera, Inc., a Nevada corporation, and its subsidiaries, including our variable interest entities (“VIEs”).

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various forward-looking statements various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) that reflect our current expectations and views of future events. Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

➢	our ability to obtain new customers and keep existing customers;

➢	development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses;

➢	our ability to continue to expand outside of the United States in compliance with local laws and regulations;

➢	our business model generally and our utilization of the proceeds from any of our past or future offerings;

➢	acceptance of the products and services that we market;

➢	government regulations and our ability to comply with government regulations;

➢	our ability to retain key employees;

➢	adverse changes in general market conditions for our industry;

➢	our ability to generate cash flow and profitability and continue as a going concern;

➢	our future financing plans; and

➢	our ability to adapt to changes in market conditions which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Offering Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

Nocera, Inc. was incorporated in the State of Nevada on February 1, 2002, with operations based in New Taipei City, Taiwan. Our primary business operations currently consist of designing, developing and producing large scale recirculating aquaculture systems (“RASs”) for fish farms along with providing consulting, technology transfer and aquaculture project management services to new and existing aquaculture management business services.

RASs operate by filtering water from the fish (or shellfish) tanks so it can be reused within the tank. This dramatically reduces the amount of water and space required to intensively produce seafood products. The steps in RASs include solids removal, ammonia removal, Co2 removal and oxygenation. Prior to 2021, Nocera was initially focused on the Chinese market due to opportunities presented by changes to regulations governing water use for fish production in China. As of October 2020, we had delivered 551 fish tank systems to six separate Chinese-based fish farms, and two fish tank systems to our Taiwan showroom.

In October 2020, the government of Taiwan began supporting the Green Power and Solar Sharing Fish Farms initiative. In view of the opportunities resulting from this initiative, in October 2020, Nocera ceased all of its operations in China and moved all of its technology and back-office operations to Taiwan. The Company now only operates out of Taiwan.

Our current mission is to provide consulting services and solutions in aquaculture projects to reduce water pollution and decrease the disease problems of fisheries. Our goal is to become a global leader in the land-based aquaculture business. The Company is now poised to grow its existing operations in Taiwan and expand into the development and management of land-based fish farms in Taiwan and North and South America. The Company does not currently have any intentions of conducting operations in China or Hong Kong.

Nocera Recirculating Aquaculture System

Fig 1. Nocera Recirculating Aquaculture System

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Corporate Structure

We conduct our operations through (i) Nocera Taiwan Branch; (ii) Meixin; (iii) Xinca; and (iv) SY Culture, an unincorporated division of the Company (“NTB”). Our other subsidiaries, Meixin, located in Taipei City, Taiwan, Shanghai Nocera Culture Co., Ltd., which wholly owns Xinca, and GSI, which wholly-owns GZ GST and SY Culture. Both Xinca and SY Culture are located in Hangzhou, China. The Company’s other subsidiaries, Grand Smooth Inc. Limited, a Hong Kong limited company (“GSI”), which wholly-owns Guizhou Grand Smooth Technology Ltd., a People’s Republic of China (PRC) corporation (“GZ GST”), are dormant and currently do not have any operations. However, GZ GST may be involved with RASs manufacturing in the near future.

We acquired GSI in a reverse merger on December 31, 2018. Prior to the merger, we were a “shell company” as defined under Rule 12b-2 of the Exchange Act. GSI is the parent holding company of GZ GST, which was incorporated on November 13, 2018, as a wholly foreign-owned enterprise established in the PRC. Both GSI and GZ GZT are currently dormant and do not conduct any operations. The Company currently does not conduct any operations in China or Hong Kong.

In December 2020, Nocera added Xin-Feng Construction Co. Ltd, a variable interest entity (“VIE”). Under the laws of Taiwan, foreign investments are typically restricted or prohibited with respect to the operation of certain businesses in Taiwan (e.g., construction). As a result, it was necessary for us to add XFC as a VIE in order to obtain a Class A construction license to construct indoor RASs and solar sharing fish farms. Without this license, we would not be able to conduct this critical part of our business in Taiwan. XFC has obtained a Class A construction license in Taiwan and we plan to use XFC for the investment in, and the construction of, indoor RASs and solar sharing fish farms. The Company is now looking for opportunities to expand into the U.S. by building fish farms or transforming existing ones into high-tech and solar sharing enterprises.

NTB was established on January 14, 2021 in Taiwan. In October 2021, Nocera began its eel trading business in response to domestic demands created by the COVID-19 lockdown. NTB currently procures and sells eel in Taiwan and plans to trade other types of seafood, such as tilapia and milkfish, in the near future.

On September 7, 2022, we entered into a series of contractual agreements (the “Meixin VIE Agreements”) with the majority stockholder of Meixin Institutional Food Development Co., Ltd., a Taiwan corporation (“Meixin”) and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us.

On January 4, 2024 we established Shanghai Nocera Culture Co., Ltd. (“Shanghai Nocera”) and combined Xinca for the e-commerce business in China.

GZ GST entered into the Equity Purchase Agreement with SY Culture to expend the e-commerce business, specifically with foods and kitchen goods retail channel.

The Company and its management have invested more than $2 million in the development of the Company’s business operations to date and intend to use its working capital to expand operations in Taiwan and enter into the U.S. market.

Market Opportunity

Global fish consumption has long been on the rise at a rate higher than any other source of animal protein, and the trend is expected to continue. With overfishing already threatening the earth’s marine ecosystem, it is anticipated that a significantly larger proportion of fish consumption would be farm-raised instead of wild-caught in the future.

Also, the trade conflict between the U.S. and China has led to a greater demand for non-Chinese origin seafood products from the U.S. market.

On a broader perspective, as the world rapidly begins a transition towards net zero carbon emissions in response to the ever-more pressing threat of climate change, it is foreseeable that solar energy will be the go-to option for many countries as a new source of green energy.

We believe that the RAS, with its proven advantage in producing more fish in a more cost-effective and environmentally friendly manner while offering greater location flexibility and the potential for a “solar-fish sharing mode,” is a perfect solution to address the opportunities highlighted above.

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Consulting Services

We also provide consulting services and solutions for aquaculture projects. We currently provide such services in Taiwan and intend to expand into other international markets and the United States to increase revenues and operate more efficiently. Our consultants use their RASs expertise to help customers increase production and operate more strategically by branching into new diversified aquaculture species, and importantly, reducing water pollution and decreasing the disease problems of fisheries.

The Company plans to provide the following service offerings:

•	for qualified investors or investment groups who are interested in capitalizing on the potential of the aquaculture industry and want to develop or take part in commercial fish farming or shrimp farming but lack the experience, design, installation, build and management of aquaculture projects to meet these interests;

•	a full range of pilot and management services to aquaculture companies and new aquaculture projects throughout Taiwan and potentially the rest of the world, providing tailored solutions to meet customer needs and to fulfill our commitment, to encourage and support clean water and clean fish products from the fish farm to the table; and

•	select equipment and materials from suppliers to provide unique service offerings structured to generate higher profit margins.

We believe our experience from working closely with our clients in the aquaculture industry in Taiwan gives us a competitive advantage in providing innovative aquaculture management solutions that will generate positive results for us and our client companies. However, there can be no assurance we will be successful in capitalizing on market opportunities or geographically expanding our business.

Strategy

We plan to focus on countries with a growing population and growing demand for food. By 2050, we will need to double the global food supply to feed the world’s growing population. There is a growing need for new ways to produce high-quality local fish without putting more pressure on our natural ecosystems. Like Taiwan, there are also many countries with a growing population and growing demand for high-protein food. We plan to go global through building demo sites promoting our RASs and selling our price-competitive systems in these countries to meet their demand for food and to satisfy their desire for a greener environment.

In January 2021, we moved our operation and market focus from China to Taiwan. In 2021, we established a Nocera Taiwan Branch to focus on customers in a variety of sectors, such as individual investors, government supported or funded companies, and international customers. We have received interest from areas like Japan, Thailand, Jordan, South Africa and the United States.

During the years ended December 31, 2024 and 2023, net sales were approximately $17.01 million and approximately $23.9 million, respectively.

Suppliers

We intend to purchase raw materials and parts and equipment from third parties locally in Taiwan and build and sell them to customers. We are not directly involved in the production or manufacturing of readily available equipment, and we do not take a risk in the repair and maintenance of the equipment because of the manufacturer’s maintenance policy. We have identified and sourced multiple suppliers in Taiwan, and our relationships with suppliers are generally good. We expect that our suppliers will be able to meet the anticipated demand for our products in the foreseeable future. There can be no assurance that our suppliers will continue to meet our needs, particularly as we ramp up our expansion into the U.S. and other markets around the world.

Corporate Information

Our principal executive offices are located at 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan. Our telephone number is 886-910-163-358. Our corporate website address is located at https://www.nocera.company/. The contents of our website are not incorporated by reference into this prospectus.

Listing on The Nasdaq Capital Market

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “NCRA”.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Common Stock Offered by Selling Stockholder:	45,000,000 shares

Shares of Common Stock Outstanding After Completion of this Offering:	59,367,539 shares (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

Nasdaq Symbol	NCRA

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock outstanding prior to and that will be outstanding after this offering is based on 14,367,539 shares of common stock outstanding as of December 17, 2025, and excludes (i) outstanding stock options to purchase 6,666,667 shares of common stock at an average price of $1.59 per share; (ii) outstanding restricted stock units of 0 shares issuable upon vesting; and (iii) 76,667 shares of common stock issuable upon the exercise of outstanding Class A Warrants for $0.75 per share, 440,000 shares of common stock issuable upon the exercise of outstanding Class B Warrants for $1.50 per share, and 1,983,870 shares of common stock issuable upon the exercise of outstanding IPO Warrants for $1.925 per share. Additionally, the number of shares of common stock that will be outstanding after this offering also includes up to an aggregate of 45,000,000 shares of common stock to be offered and sold by the Selling Stockholder.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our securities could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in or incorporated by reference into this prospectus including our financial statements and the related notes to those financial statements, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our securities could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

There is substantial doubt of our ability to continue as a going concern.

We have incurred net losses since our inception. In the twelve months ended December 31, 2024 and 2023, we incurred operating losses of $2,393,803 and $4,159,354, respectively. As at December 31, 2024, we have working capital of $641,256 and had an accumulated deficit of $21,238,881. In the six months ended June 30, 2025, we incurred operating losses of $487,289, As of June 30, 2025, we have working capital of $14,702 and had an accumulated deficit of $21,978,606. In their audit report for the fiscal year ended December 31, 2024 included in this prospectus and included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our auditors have expressed their concern as to our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations and obtain financing. We intend to continue funding our operations through equity and debt financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements in the long term. There can be no assurance that the steps management is taking will be successful.

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history on which to base an evaluation of its business and prospects. We are subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets. The likelihood of our success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for us include, but are not limited to, dependence on the success and acceptance of our services and the management of growth. In view of our limited operating history, we believe that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

If we fail to raise capital when needed it will have a material adverse effect on our business, financial condition and results of operations.

We have limited revenue-producing operations and will require proceeds from future offerings to execute our full business plan. A failure to raise capital when needed would have a material adverse effect on our business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, we may be required to reduce, curtail or discontinue operations.

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Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, our securities;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds; and

•	our future results of operations, financial condition and cash flow.

Our failure to successfully market our brands could result in adverse financial consequences.

We believe that continuing to strengthen our brands is critical to achieving our widespread acceptance, particularly in light of the competitive nature of the market in which we operate. Promoting and positioning our brands will depend largely on the success of our marketing efforts and our ability to provide high quality services. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by us in building our brand. If we fail to promote and maintain our brand or incur substantial expenses in an attempt to promote and maintain our brand or if our existing or future strategic relationships fail to promote our brand or increase brand awareness, our business, results of operations and financial condition would be materially adversely affected.

We may not generate the same level of revenues from general construction projects.

Our revenues for the year ended December 31, 2024 and for the year ended December 31, 2023 were approximately $17.01 million and $23.9 million, respectively. There were five customers (Sano Morio, Handou Syuji, Ming-Chi Chen, Kai-Ling Chen and Sano Morimoto) who represented approximately 81.8% of our total revenue for the year ended December 31, 2024 of our total revenue for the prior year period. These customers are not located in mainland China or Hong Kong. Our future plan of operations is to shift away from general construction services to the construction of fish farms and fish trading business. There can be no guarantee that such shift in operations will generate the same levels of revenues previously generated through our variable interest entities.

There is no assurance that we will be profitable.

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

We may not have the ability to manage our growth.

We anticipate that significant expansion will be required to address potential growth in our customer base and market opportunities. Our anticipated expansion is expected to place a significant strain on our management, operational and financial resources. To manage any material growth of our operations and personnel, we may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage our employee base. There can be no assurance that our planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations may be materially adversely affected.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, we will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, we may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of our operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to us or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on our business, financial condition and operating results.

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We rely on our executive officers.

Our success is dependent on our current executive officers. Our success also depends in large part on the continued service of our key operational and management personnel. We face intense competition from our competitors, customers and other companies throughout the industry. The loss of any our executive officers, specifically Mr. Andy Jin, our Chief Executive Officer, or any failure on our part to hire, train and retain a sufficient number of qualified professionals could impair our business.

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

We are, and will be, heavily dependent on the skill, acumen and services of our management and other employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of seafood which we sell (e.g., eel) is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in us.

Our business is partly dependent upon the sale of eel which value is subject to fluctuation and which value greatly fluctuates. Our net sales and operating results vary significantly due to the volatility of the value of eel and any other seafood that we sell which may result in the volatility of the market price of our common stock.

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We are highly susceptible to changes in market demand for the types of seafood for which our recirculating aquaculture systems are used.

A significant portion of our revenues are derived from constructing recirculating aquaculture systems for fish farming. We therefore are highly susceptible to changes in market demand for the seafood for which our systems are used, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for seafood in general and specifically the type of fish farmed using our systems include economic conditions and evolving consumer preferences. A substantial downturn in market demand for such seafood may have a material adverse effect on our business and on our results of operations.

A portion of our revenues are derived from a single product, eel and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

Approximately 98% of our revenues are derived from a single product, eel. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for eel include economic conditions and evolving consumer preferences. A substantial downturn in market demand for eel may have a material adverse effect on our business and on our results of operations.

There are risks associated with outsourced production that may result in a decrease in our profit.

The possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in us being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

We have limited insurance coverage.

We do not have any business liability, disruption or litigation insurance coverage for our operations in Taiwan. Any uninsured occurrence of loss or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

Competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours.

Our ability to compete successfully will depend on our ability to demonstrate that our products are superior to and/or less expensive than other products available in the market. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability.

Certain of our competitors may benefit from government support and other incentives that are not available to us. As a result, our competitors may be able to develop competing and/or superior products and compete more aggressively and sustain that competition over a longer period of time than we can. As more companies develop new intellectual property in our markets, a competitor could acquire patent or other rights that may limit our ability to successfully market our product.

We may produce products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the quality of our RASs, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment, installation and initial testing. These defects, anomalies or malfunctions could be discovered after our products are shipped to customers and installed and tested at the site, resulting in the return or exchange of our products or discontinuation of the use of our products, which could negatively impact our operating results.

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If our technologies or products are stolen, misappropriated, or reverse engineered, others could use the technologies to produce competing technologies or products.

Third parties, including our collaborators, contractors, and others involved in our business often have access to our technologies. If our technologies or products were stolen, misappropriated, or reverse engineered, they could be used by other parties that may be able to reproduce our technologies or products using our technologies for their own commercial gain. If this were to occur, it would be difficult for us to challenge this type of use, especially since we do not own any patents or other intellectual property rights with respect to our technologies and products.

We are subject to certain risks by virtue of our international operations.

We mainly operate in Taiwan and plan to expand in other international countries and in the United States. We expect to expand our operations significantly by accessing new markets abroad and expanding our services offerings. Our ability to manage our business and conduct our operations in other international countries and in the United States requires considerable management attention and resources and is subject to the particular challenges of supporting a growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. Furthermore, in most international markets, we would not be the first entrant, and our competitors may be better positioned than we are to succeed. Expanding in other international countries and in the United States may subject us to risks that we have either not faced before or increase our exposure to risks that we currently face, including risks associated with:

•	recruiting and retaining qualified, multi-lingual employees, including customer support personnel;

•	increased competition from similar local businesses and potential preferences by local populations for local providers;

•	compliance with applicable foreign laws and regulations, including different liability standards and regulations;

•	providing solutions in different languages for different cultures;

•	credit risk and higher levels of payment fraud;

•	compliance with anti-bribery laws;

•	currency exchange rate fluctuations;

•	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;

•	political and economic instability in some countries;

•	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and

•	higher costs of doing business in other international countries.

Natural disasters or other catastrophic events could harm our operations.

Our operations in the U.S. and Taiwan could be subject to significant risk of natural disasters, including earthquakes, hurricanes, typhoons, flooding and tornadoes, as well as other catastrophic events, such as terrorist attacks or wars. For example, our manufacturers are all located in Taiwan, which is susceptible to typhoons and earthquakes. Any disruption in our manufacturers’ manufacturing facilities arising from these and other natural disasters or other catastrophic events could cause significant delays in the production or shipment of the components of our products until such manufacturers are able to shift production to different facilities or until we are able to arrange for other third party manufacturers to manufacture the components of our products. The affected manufacturers may not be able to obtain alternate capacity to manufacture the components of our products or we may not be able to arrange for other third party manufacturers to manufacture the components of our products on favorable terms or at all. The occurrence of any of these circumstances may adversely affect our financial condition and results of operation.

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The primary substantial portion of our revenues will be derived from Taiwan.

We anticipate that sales of our services in Taiwan will represent our primary revenues in the near future. Any significant decline in the condition of the economy of Taiwan could adversely affect consumer demand of our services, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations may adversely affect our business and if the NT dollar were to decline in value, that would reduce our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Taiwan use their local currency as their functional currencies. Substantially all of our revenue and expenses are in NT dollars. We are subject to the effects of exchange rate fluctuations with respect to any of such currency. For example, the value of the NT dollar depends to a large extent on Taiwan government policies and Taiwan’s domestic and international economic and political developments, as well as supply and demand in the local market.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

We may be subject to product liability claims if people or properties are harmed by the services sold by us.

The components of our products intended to be sold by us, as part of our services, are manufactured by third parties. The components of our products may be defectively designed or manufactured. As a result, sales of the products could expose us to liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the reseller of the products. We do not currently maintain any third-party liability insurance or products liability insurance in relation to products we intend to sell in conjunction with our services. As a result, any material products liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

Litigation and regulatory proceedings could have a material adverse effect on our business, financial condition and results of operations.

We and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

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Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

We employ individuals who previously worked with other companies, including our competitors or potential competitors. Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims or settling those claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Regulatory Risks

We must comply with the Foreign Corrupt Practices Act while many of our competitors do not.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in Taiwan. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Future laws, regulations and standards relating to corporate governance and public disclosure may create uncertainty for public companies, which may increase legal and financial compliance costs and make some activities more time consuming.

Future laws, regulations and standards relating to corporate governance and public disclosure are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Being listed on a national exchange makes it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board.

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Relations between the PRC and Taiwan could negatively affect our business and financial status and therefore the market value of your investment.

Taiwan has a unique international political status. The PRC does not recognize the sovereignty of Taiwan. Although significant economic and cultural relations have been established in recent years between Taiwan and the PRC, relations have often been strained. The government of the PRC has threatened to use military force to gain control over Taiwan in limited circumstances. Our principal executive offices are located in Taiwan and a substantial majority of our net revenues are derived from our operations in Taiwan. Therefore, factors affecting military, political or economic conditions in Taiwan could have a material adverse effect on our results of operations.

A significant disruption in the operations of our suppliers in Taiwan, such as a trade war or political unrest, could materially adversely affect our business, financial condition and results of operations.

Any disruption in the operations of our suppliers in Taiwan or in their ability to meet our needs, whether as a result of a natural disaster or other causes, could impair our ability to operate our business on a day-to-day basis. Furthermore, since many of these third parties are located outside the U.S., we are exposed to the possibility of disruption and increased costs in the event of changes in the policies of the U.S. or foreign governments, political unrest or unstable economic conditions in any of the countries where we conduct such activities. For example, a trade war could lead to higher tariffs. Any of these matters could materially and adversely affect our development timelines, business and financial condition.

Our business, including our costs and supply chain, is subject to risks associated with manufacturing.

In the event of a significant disruption in the supply of the raw materials used in the manufacture of the components of the products we offer, the suppliers that we work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price. For example, natural disasters may increase raw material costs and impact pricing with our suppliers, and cause shipping delays for the components of our products. Any delays, interruption, damage to, or increased costs in the manufacture of the components of the products we offer could result in higher prices to acquire the components of the products or non-delivery of the components of the products altogether, and could adversely affect our operating results.

If we remain identified as a Commission-Identified Issuer for three consecutive years (or if the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) is enacted, two years), our securities will be delisted or prohibited from trading on The Nasdaq Stock Market LLC (“Nasdaq”) or any other national securities exchange or the over-the-counter trading market under the Holding Foreign Companies Accountable Act (“HFCAA”). The delisting or the cessation of trading on Nasdaq or any other national securities exchange or the over-the-counter trading market of our securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (“PCAOB”) to conduct full inspections or investigations of our auditor deprives our investors of the benefits of such inspections or investigations.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We would be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

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In May 2021, the PCAOB issued a proposed rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, for public comment. The proposed rule is related to the PCAOB’s responsibilities under the HFCAA, which would establish a framework for the PCAOB to use when determining whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as and remains a Commission-Identified Issuer for three consecutive years. If we are identified as a Commission-Identified Issuer and have a “non-inspection” year, there is no assurance that we will be able to take remedial measures in a timely manner.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, because of positions taken by PRC authorities in such jurisdictions.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission (“CSRC”) and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

The PCAOB was unable to conduct inspections or full investigations of our former auditor, and in May 2022, we were added to the SEC’s conclusive lists of issuers identified under the HFCAA, or a Commission-Identified Issuer. If we had remained identified as a Commission-Identified Issuer for two consecutive years, we may have been delisted and our securities may have been prohibited from being traded on Nasdaq or any other national securities exchange or the over-the-counter trading market. Such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting could have a negative impact on the price of our securities. Also, such a delisting could significantly affect our ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition and prospects.

Our auditor is currently subject to PCAOB inspections, and the PCAOB is able to inspect our auditor. Our auditor, Enrome LLP, is headquartered in Singapore, has been inspected by the PCAOB on a regular basis and subject to PCAOB inspection. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Enrome LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, we and our investors would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

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Our contractual arrangements may not be as effective in providing operational control as direct ownership and our VIE shareholders may fail to perform their obligations under our contractual arrangements.

Since the laws of Taiwan limit foreign equity ownership in certain businesses in Taiwan, we operate such business in Taiwan through our VIEs, Meixin and Xinca, in which we have no ownership interest and rely on a series of contractual arrangements with the VIEs and its respective equity holders to control and operate the VIEs. Our revenue and cash flows from such business are attributed to our VIEs. The contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which, in turn, could effect changes, subject to any applicable fiduciary obligations at the management level. However, under the contractual arrangements, as a legal matter, if our VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under the laws of Taiwan. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these contractual arrangements or we experience significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs and may lose control over the assets owned by our VIEs. As a result, we may be unable to consolidate our VIEs in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

We may lose the ability to use, or otherwise benefit from licenses and assets held by one of our VIEs, which could render us unable to conduct some or all of our business operations and constrain our growth.

One of our VIEs, Meixin, holds assets, approvals and licenses that are necessary for the operation of a certain portion of our business to which foreign investments are typically restricted or prohibited under the laws of Taiwan. Without our applicable VIE, and if we are unable to maintain the license that is necessary for us to conduct our operations in Taiwan or fail to obtain any other required licenses, we will be unable to operate in Taiwan. The contractual arrangements contain terms that specifically obligate the equity holders of our applicable VIE to ensure the valid existence of our VIE and restrict the disposition of material assets or any equity interest of our VIE. However, in the event the equity holders of our applicable VIE breach the terms of these contractual arrangements and voluntarily liquidate our VIE, or our VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to operate some or all of our business or otherwise benefit from the assets held by our VIE, which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, if our applicable VIE undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of our VIE, thereby hindering our ability to operate our business as well as constrain our growth.

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Since we operate on a global basis, our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer or industry, or a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a specific asset type, customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability and geopolitical shifts and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, the ongoing conflicts in the Middle East may further impact global economic conditions and market sentiments. This, in turn, could adversely affect the trading price of our shares of common stock and investor interest in us.

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The Russia-Ukraine war and conflicts in the Middle East remain uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition and results of operations.

We continue to expand our international footprint and operations, and we may expand further in the future, which subjects us to a variety of risks and complexities which, if not effectively managed, could negatively affect our business.

We currently maintain operations in Taiwan, and may in the future expand, or seek to expand, our operations to additional foreign jurisdictions.

For example, operating in Europe exposes us to political, legal and economic risks. In addition, a significant percentage of the production, downstream processing and sales of our products occurs outside the United States or with vendors, suppliers or customers located outside the United States. If tariffs or other restrictions are placed by the United States on foreign imports from Taiwan or other countries where we operate or seek to operate, or any related countermeasures are taken, our business, financial condition, results of operations and growth prospects may be harmed. Tariffs may increase our cost of goods, which could result in lower gross margins on certain of our products. If we raise prices to account for any such increase in costs of goods, the competitiveness of the affected products could potentially be reduced. In either case, increased tariffs on imports from Taiwan or other countries where we operate or seek to operate could materially and adversely affect our business, financial condition and results of operations. Trade restrictions and sanctions implemented by the United States or other countries, including sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine, could materially and adversely affect our business, financial condition and results of operations.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. We have also outsourced significant elements of our information technology infrastructure; as a result, we manage independent vendor relationships with third parties who are responsible for maintaining significant elements of our information technology systems and infrastructure and who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of our third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination or misuse of critical or sensitive information. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

Evolving U.S. trade regulations and policies with China may in the future have a material and adverse effect on our business, financial condition and results of operations.

The U.S. government has recently imposed multiple rounds of tariffs on imports from China, among others, and there is an increasing risk of further tariff increases. Any restrictions or tariffs imposed on products that we or our suppliers import for sale or production in the United States would adversely and directly impact our cost of goods sold and could force us to seek alternative suppliers, which may not be as cost effective or readily available. In addition, changes in U.S. trade regulations and policies could have an adverse impact on trade relations between the United States and certain foreign countries, which could materially and adversely affect our relationships with our international suppliers and reduce the supply of goods available to us. Further, we cannot predict the extent to which the United States will adopt changes to existing trade regulations and policies, which creates uncertainties in planning our sourcing strategies and forecasting our margins. If additional tariffs are imposed on our products, or other retaliatory trade measures are taken, our costs could increase, and we may be required to raise our prices, which could materially and adversely affect our results. In addition, extended trade tensions and regulatory uncertainties may disrupt our supply chain, delay production or negatively impact our ability to compete in the market.

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Risks Related to our Securities

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

As of December 31, 2024, we did not maintain effective controls over the control environment. Our weaknesses related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles (GAAP) and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

We have a large number of authorized but unissued shares of our common stock which will dilute your ownership position if issued.

Our authorized capital stock consists of 200,000,000 shares of common stock, of which approximately 178,232,053 shares are available for issuance. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or under Nasdaq Rule 5635(b) which requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

Sales of our currently issued and outstanding shares of common stock and shares of common stock underlying warrants may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

Approximately 6,263,036 of the shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) as of September 29. 2025. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.

Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

An active, liquid, and orderly market for our common stock may not develop.

Our common stock is listed on Nasdaq. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

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We may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock.

While we have no specific plan to issue preferred stock in different series, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) authorizes us to issue, without the approval of our stockholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of a specific preferred stock class could affect the residual value of the common stock.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuations of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

•	fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;

•	fluctuations in related commodities prices; and

•	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

The trading prices of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings.

Numerous factors, many of which are beyond our control, may cause the trading prices of our common stock to fluctuate significantly. These factors include:

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	fluctuations in related commodities prices;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

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•	major changes in our Board or management;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	short selling activities;

•	changes in market valuations of similar companies;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	changes in the prices of commodities associated with our business; and

•	general economic conditions and slow or negative growth of end markets.

Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including Russia’s invasion of Ukraine and the conflicts in the Middle East.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Future sales or perceived sales of our common stock could depress the trading prices of our common stock.

If the holders of our securities were to attempt to sell a substantial amount of their holdings at once, the market prices of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their securities and investors to short such securities, a practice in which an investor sells securities that he or she does not own at prevailing market prices, hoping to purchase such securities later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline and if such market price is less than the exercise price of the warrants, make the warrants worthless. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

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We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, support our operations and finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

Because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not initially become a reporting company by conducting an underwritten initial public offering of our common stock on a national securities exchange, securities analysts of brokerage firms may not provide coverage of us. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might have if we initially became a public reporting company by means of an underwritten initial public offering on a national securities exchange, because they may be less familiar with us as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

We may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock

As a Nasdaq-listed company, we must meet certain financial, corporate governance and liquidity criteria to maintain our listing. If we fail to satisfy the continued listing requirements for our common stock, our common stock may be delisted. In addition, our Board of may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price and liquidity of our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

On January 15, 2025, we received a deficiency letter from the Nasdaq Listing Qualifications Department notifying us that, for the 30 consecutive business days from November 29, 2024 through January 14, 2025, the closing bid price of our common stock had not been maintained at the minimum required bid price of $1.00 per share, as required under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We were provided 180 calendar days, or until July 14, 2025, to regain compliance. On July 14, 2025, Nasdaq notified us that we had regained compliance with the Minimum Bid Price Requirement after our common stock closed at or above $1.00 per share for at least 20 consecutive business days, and the matter was closed.

Although we have regained compliance, there can be no assurance that we will continue to satisfy the Minimum Bid Price Requirement or any other continued listing standards of Nasdaq in the future. If we fail to maintain compliance, we could again be subject to delisting proceedings, and we may need to consider available options, such as effecting a reverse stock split, to attempt to cure any such deficiency.

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Articles of Incorporation and our amended and restated bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Articles of Incorporation and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risks Related to This Offering

The resale of a substantial amount of shares of common stock by the Selling Stockholder in the public market, could adversely affect the market price of our common stock.

We are registering for resale 45,000,000 shares of common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public market.

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USE OF PROCEEDS

Because the Conversion Shares are issuable solely upon conversion of the Series B Preferred Stock, we will not receive any proceeds from the sale of the Conversion Shares. We will, however, receive proceeds from the issuance and sale of additional shares of Series B Preferred Stock to the extent such additional closings occur.

We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services, or any other expenses that it incurs in disposing of the Conversion Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Conversion Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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DESCRIPTION OF SECURITIES

The following description of our common stock summarizes the material terms and provisions of the securities we may issue to the Selling Stockholder pursuant to the conversion of Series B Preferred Stock, the resale of which shares of common stock are being offered per this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), which are filed as exhibits to the registration statement. See “Where You Can Find More Information.” The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. The summary below is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, each as in effect at the time of any offering of securities under this prospectus.

Common Stock

Authorized and Outstanding Capital Stock

Our authorized capital stock presently consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 par share, of which 2,000,000 shares are designated as Series A Preferred Stock. As of December 17, 2025, we had 14,367,539 shares of common stock issued and outstanding and 3,500 shares of Series B Preferred Stock issued and outstanding.

Voting

Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. At all meetings of our stockholders, the presence in person or by proxy of the holders of thirty-three and a third percent (33 1/3%) of the shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business. When a quorum is present at any meeting of our stockholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors (“Board”) out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution

In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights

Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

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Sinking Fund Provisions

There are no sinking fund provisions applicable to the common stock.

Preferred Stock

Series A Preferred Stock

On July 19, 2021, the Company filed a Certificate of Designation with the Nevada Secretary of State designating the Series A Preferred Stock. The Series A Preferred Stock provides its holders with priority over holders of common stock in the distribution of the Company’s assets upon any liquidation, winding up, or dissolution.

Series B Preferred Stock

On August 28, 2025, the Board of Directors approved, and the Company filed with the Nevada Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Non-Voting Preferred Stock, authorizing up to 1,000,000 shares of Series B Preferred Stock and establishing the rights, preferences, privileges, and limitations of such stock. Beginning on October 1, 2025, each holder is entitled to receive a mandatory monthly dividend at an annual rate equal to nine percent (9.0%) of the aggregate stated value of the shares of Series B Preferred Stock held by such holder, payable in cash or, at the Company’s option, in shares of common stock.

The Series B Preferred Stock is convertible into shares of common stock, subject to the terms of the Certificate of Designation, including a beneficial ownership limitation that restricts conversion to the extent the holder would beneficially own more than 4.99% (or, upon election, 9.99%) of the Company’s outstanding common stock immediately following such conversion. The Series B Preferred Stock ranks senior to both the common stock and the Series A Preferred Stock with respect to dividends, distributions, and payments upon liquidation, dissolution, or winding up, subject to the terms of the Certificate of Designation.

The Series B Preferred Stock does not carry voting rights. However, for so long as shares of Series B Preferred Stock remain outstanding, the Company may not, without the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock: (i) alter or adversely change the powers, preferences, or rights of the Series B Preferred Stock or amend the Certificate of Designation; (ii) amend the Articles of Incorporation or other charter documents of the Company in any manner that adversely affects the rights of the holders of Series B Preferred Stock; or (iii) enter into any agreement with respect to the foregoing.

Subject to the terms of the Certificate of Designation, the Series B Preferred Stock is redeemable at the option of the Company at any time for cash, and redeemable at the option of the holders at any time after the two-year anniversary of the first issuance of Series B Preferred Stock. In addition, upon the occurrence and continuation of certain events of default described in the Certificate of Designation, the holders may, at their sole discretion, require the Company to redeem the Series B Preferred Stock at a price equal to 125% of the stated value plus any accrued and unpaid dividends.

Transfer Agent and Registrar

Our transfer agent and registrar for all securities registered under Section 12(g) of the Exchange Act is Mountain Share Transfer, LLC located at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339. Their telephone number is (404) 474-3110.

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Anti-Takeover Effects of Nevada Law and the Articles of Incorporation and Bylaws

Certain provisions of the Articles of Incorporation and Bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws and the relevant provisions of the NRS.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our authorized capital includes “blank check” preferred stock. Our Board has the authority to issue preferred stock in one or more class or series and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

Action by Written Consent

Our Bylaws provide that any action required or permitted by law, the Articles of Incorporation, or Bylaws to be taken at a meeting of the stockholders of the Company may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our Bylaws and Rule 14a-8 of the Exchange Act.

Special Meetings

Our Bylaws provide that special meetings of stockholders may only be called by the President or Chief Executive Officer or the Board. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Board Vacancies

Our Bylaws provide that any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the remaining directors.

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Removal of Directors

Our Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Right to Alter, Amend or Repeal Bylaws

Our Bylaws provide that they may be altered, amended or repealed at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Indemnification of Officers and Directors and Insurance

Our Bylaws provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Nevada law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Nevada law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our Company or our stockholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Nevada law.

In accordance with Nevada law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

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AUGUST 2025 PRIVATE PLACEMENT

On August 29, 2025, we entered into the Securities Purchase Agreement with an institutional accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement, up to 13,500 shares of its newly-designated Series B Preferred Stock, par value $0.001 per share, having a stated value of $1,000 per share, at a purchase price of $910 per share. The Series B Preferred Stock is convertible into shares of our common stock, par value $0.001 per share, upon the terms set forth in the Certificate of Designation.

On August 29, 2025, we issued and sold 3,500 shares of Series B Preferred Stock for an aggregate purchase price of approximately $3.15 million at the initial closing. Pursuant to the Purchase Agreement, we may issue and sell up to an additional 10,000 shares of Series B Preferred Stock in one or more subsequent closings, subject to the terms and conditions set forth in the Purchase Agreement.

The August 2025 Private Placement was conducted in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investor represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

In connection with the private placement, we entered into a Registration Rights Agreement with the Investor, pursuant to which we agreed to register the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Pursuant to the Registration Rights Agreement, we are required to file an initial registration statement within a specified period following the Initial Closing to register the resale of the Conversion Shares.

We intend to use the net proceeds from the August 2025 Private Placement for working capital and general corporate purposes. This prospectus forms a part of the registration statement that we are filing with the SEC to register the Conversion Shares.

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SELLING STOCKHOLDER

The resale of the Conversion Shares being offered by the Selling Stockholder pursuant to this prospectus consist of shares of common stock issuable upon conversion of the Series B Preferred Stock issued or to be issued to the Selling Stockholder in the August 2025 Private Placement. We are registering the resale of the Conversion Shares in order to permit the Selling Stockholder to offer such shares for resale from time to time. Except for its ownership of the Series B Preferred Stock and the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

The following table sets forth certain information with respect to the Selling Stockholder, including (i) the shares of common stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Conversion Shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Conversion Shares does not necessarily mean that the Selling Stockholder will sell all or any of such shares, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all Conversion Shares being offered by the Selling Stockholder are sold.

The table is based on information provided to us by the Selling Stockholder. Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of common stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, shares of common stock issuable upon conversion of Series B Preferred Stock held by the Selling Stockholder that are convertible into shares of Common Stock within 60 days after December 17, 2025, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
ATW Digital Asset Opportunities VIII LLC (3)	754,594	45,000,000	0	0%
TOTAL	754,594	45,000,000	0	0

(1)	The Series B Preferred Stock are subject to a beneficial ownership limitation, which provides that a holder may not convert any portion of its preferred stock into shares of common stock to the extent that such conversion would result in the holder and its affiliates and attribution parties beneficially owning more than 4.99% (or, upon the holder’s election, 9.99%) of the outstanding common stock immediately after giving effect to such conversion. A holder may decrease this limitation upon at least 61 days’ prior notice to us or increase this limitation, provided that the limitation may never exceed 9.99%.

(2)	Represents Conversion Shares issuable upon conversion of shares of Series B Preferred Stock issued ort be issued to the Selling Stockholder in the August 2025 Private Placement and offered hereby. The actual number of shares of common stock issuable upon conversion may vary depending on the applicable conversion price and is subject to adjustment pursuant to the Certificate of Designation for the Series B Preferred Stock, including for stock splits, stock dividends, recapitalizations and similar events.

(3)	ATW Digital Asset Opportunities VIII, LLC is managed by ATW Partners Opportunities Management LLC (the “Advisor”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The Selling Stockholder, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by the selling stockholder and each of the Selling Stockholder, Adviser and the Managing Members disclaim beneficial ownership of the Company’s securities reported herein. The business address of each of the foregoing entities and individuals is c/o ATW Partners Opportunities Management LLC, ONE PENN, 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

➢	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

➢	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

➢	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

➢	an exchange distribution in accordance with the rules of the applicable exchange;

➢	privately negotiated transactions;

➢	settlement of short sales;

➢	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

➢	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

➢	a combination of any such methods of sale; or

➢	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

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LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus.

EXPERTS

The financial statements of Nocera, Inc. as of and for the year ended December 31, 2024 have been audited by Enrome LLP, our independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2024 in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Nocera, Inc. as of and for the year ended December 31, 2023 have been audited by Centurion ZD CPA & Co., our former independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements), and are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2024 in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus will be updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. You should read all information incorporated by reference to determine whether any statement in this prospectus has been modified or superseded.

This prospectus incorporates by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on May 6, 2025, and as amended on June 4, 2025, and June 20, 2025, including portions of our definitive Proxy Statement on Schedule 14A filed on November 24, 2025 that are incorporated by reference therein;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed May 15, 2025 and amended June 20, 2025), June 30, 2025, (filed August 14, 2025), and September 30, 2025 (filed November 14, 2025);
•	our Current Reports on Form 8-K filed with the SEC on May 8, 2025, June 10, 2025, July 16, 2025, August 29, 2025, September 3, 2025, November 3, 2025, November 7, 2025, December 2, 2025, and December 5, 2025; and
•	the description of our common stock contained in our registration statement on Form 8-A filed on June 24, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus forms a part and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information contained or incorporated in this prospectus.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.nocera.company, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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45,000,000 Shares of Common Stock

Prospectus

The date of this prospectus is December 17, 2025.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.